Exhibit 3.35

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on June 1, 2017.
/s/ Brendan Fitzgerald
Brendan Fitzgerald Executive Deputy Secretary of State

Rev. 09/16

CERTIFICATE OF MERGER

OF

ALASKA 2017 MERGER LLC

(a Delaware limited liability company)

WITH AND INTO

PETMATRIX LLC

(a New York limited liability company)

Pursuant to the provisions of § 1003 of the

Limited Liability Company Law

of the State of New York (the “NY LLC Law”)

FIRST: The names and jurisdictions of formation of each of the merging entities are: Alaska 2017 Merger LLC, a Delaware limited liability company (the “Non-Surviving Company”) and Petmatrix LLC, a New York limited liability company (the “Surviving Company”).

SECOND: The Non-Surviving Company was formed by filing the certificate of formation with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 20, 2017. The Surviving Company was formed by filing the articles of organization with the Department of State of the State of New York (the “Department of State”) on January 11, 2008.

THIRD: No Application for Authority of the Non-Surviving Company was filed with the Department of State.

FOURTH: The Agreement and Plan of Merger, dated as of April 26, 2017, by and among Spectrum Brand, Inc. (the “Parent”), the Non-Surviving Company, an indirectly wholly owned subsidiary of the Parent, the Surviving Company and Mark Stern, solely in his capacity as the Securityholder Representative (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), has been approved and executed by each of the Surviving Company and the Non-Surviving Company.

FIFTH: The name of the Surviving Company is “Petmatrix LLC”. For the avoidance of doubt, the articles of organization of the Surviving Company shall be the articles of organization of the Petmatrix LLC as in effect immediately prior to the consummation of the merger.

SIXTH: The effective date of the merger is upon the filing of this Certificate of Merger with the Department of State and the proper execution and filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware Limited Liability Company Act, as amended from time to time.

SEVENTH: The Secretary of State of the State of New York is designated as the agent of the Surviving Company upon whom process against the Surviving Company may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Surviving Company served upon him is:

Petmatrix LLC

c/o Spectrum Brands, Inc.

3001 Deming Way

Middleton, WI 53562

EIGHTH: The merger is permitted by the jurisdiction of organization of the Non-Surviving Company and is in compliance therewith.

NINTH: The Merger Agreement is on file at the following place of business of the Surviving Company:

Petmatrix LLC

One Rider Trail Plaza Drive, Suite 300

Earth City, MO 63045

TENTH: A copy of the Merger Agreement will be furnished by the Surviving Company on request and without cost to any member’ of the Non-Surviving Company or any person holding an interest in any other business entity that is to merge pursuant to such agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger as of this 1 day of June, 2017.

PETMATRIX LLC

By:	/s/ Gregory Sullivan
Name: Gregory Sullivan
Title: Authorized Person

ALASKA 2017 MERGER LLC

By:
Name:
Title:

Signature Page to Certificate of Merger of Alaska 2017 Merger LLC with and into Petmatrix LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger as of this 1 day of June, 2017.

PETMATRIX LLC

By:
Name:
Title:

ALASKA 2017 MERGER LLC
By:	Salix Animal Health, LLC, its managing member
By:	Spectrum Brands, Inc., its sole member

By:	/s/ Joanne P. Chonriak
Name: Joanne P. Chonriak
Title: Senior Vice President and Treasurer

Signature Page to Certificate of Merger of Alaska 2017 Merger LLC with and into Petmatrix LLC

CERTIFICATE OF MERGER

OF

ALASKA 2017 MERGER LLC

(a Delaware limited liability company)

WITH AND INTO

PETMATRIX LLC

(a New York limited liability company)

Pursuant to the provisions of § 1003 of the

Limited Liability Company Law

of the State of New York

Filed By:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas | New York, NY 10019-6064